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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
DAC Technologies Group International, Inc.:


We consent to the inclusion of our report dated February 14, 2003, with respect to the consolidated balance sheets of DAC Technologies Group International, Inc. as of December 31, 2002 and 2001 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two year peiod then ended, which report has been included in the Form 10KSB of DAC Technologies Group Internationsl, Inc.


                                                        /s/ Moore Stephens Frost
                                                        ------------------------
                                                        Moore Stephens Frost



Little Rock, Arkansas
March 31, 2003